                                 CERTIFICATE

   The undersigned hereby certifies that he is the Secretary of Dean Witter Multi-State Municipal Series Trust (the "Trust"), an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Series of Shares of the Trust adopted by a majority of the Trustees of the Trust on April 16, 1991, as provided in Section 6.9(h) of the said Declaration, said Instrument to take effect immediately, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

   Dated this 18th day of April 1991.

                                          /s/ Sheldon Curtis
                                          -----------------------------------
                                          Sheldon Curtis
                                          Secretary

(Seal)

340B

                DEAN WITTER MULTI-STATE MUNICIPAL SERIES TRUST
                   INSTRUMENT ESTABLISHING AND DESIGNATING
                         ADDITIONAL SERIES OF SHARES

   WHEREAS, Dean Witter Multi-State Municipal Series Trust (the "Trust") was established by the Declaration of Trust dated October 29, 1990, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts; and

   WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such Series, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration, and the Trustees of the Trustees of the Trust have deemed it advisable to establish an additional Series of Shares.

   NOW, THEREFORE, pursuant to Section 6.9(h) of the Declaration, there are hereby established and designated an additional Series of Shares, to be known as the Arizona Series, which shall be subject to the same relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as provided in the Declaration with respect to the initial Series of Shares (the California Series, the Florida Series, the Massachusetts Series, the Michigan Series, the Minnesota Series, the New Jersey Series, the New York Series, the Ohio Series and the Pennsylvania Series), established in Section 6.1 of the Declaration.

   This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

   IN WITNESS THEREOF, the undersigned, a majority of the Trustees of the Trust, have executed this instrument this 16th day of April, 1991.

        /s/ Jack F. Bennett                       /s/ John E. Jenck
-----------------------------------    --------------------------------------
    Jack F. Bennett, as Trustee               John E. Jeuck, as Trustee
        and not individually                    and not individually

                                              /s/ Andrew J. Melton, Jr.
-----------------------------------    --------------------------------------
  Robert M. Gardiner, as Trustee          Andrew J. Melton, Jr., as Trustee
        and not individually                    and not individually

         /s/ John R. Haire                      /s/ Albert T. Sommers
-----------------------------------    --------------------------------------
     John R. Haire, as Trustee              Albert T. Sommers, as Trustee
        and not individually                    and not individually

          /s/ Paul Kolton                       /s/ Edward R. Telling
-----------------------------------    --------------------------------------
      Paul Kolton, as Trustee               Edward R. Telling, as Trustee
        and not individually                    and not individually